UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 10, 2003

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     1-9260                   73-1283193
(State of Incorporation)        (Commission File            (IRS Employer
                                     Number)               Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136

               (Address Of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (918) 493-7700

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

             99 Press Release issued by Unit Corporation on December 10, 2003, announcing that it has priced its previously announced public offering of 2 million shares of its common stock at $22.00 per share.


ITEM 9.    REGULATION FD DISCLOSURE.

     On December 10, 2003, Unit Corporation announced today that it has priced its previously announced public offering of 2 million shares of its common stock at $22.00 per share. All shares are being sold by Unit Corporation.

Unit anticipates that the transaction will close on December 15, 2003. Unit has also granted to the underwriters a 30-day option to purchase up to 300,000 additional shares of its common stock to cover any over-allotments. The net proceeds from the offering will be used to repay amounts borrowed under its bank facility to finance the SerDrilco acquisition.

The offering was led by Banc of America Securities LLC as the sole book-running manager. First Albany Capital was a co-lead manager on the transaction. A final prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 10, 2003
     ------------------------

                                UNIT CORPORATION

                                By: /s/ Mark E. Schell
                                ----------------------
                                Mark E. Schell
                                Senior Vice President




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



Exhibit Index
-------------

     Exhibit
       No.                               Description
     -------                             -----------

       99 Press Release issued by Unit Corporation on December 10, 2003, announcing that it has priced its previously announced public offering of 2 million shares of its common stock at $22.00 per share.






































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